Exhibit 99.2


KNIGHT TRADING GROUP COMPLETES SALE OF DERIVATIVE MARKETS BUSINESS TO CITIGROUP FOR APPROXIMATELY $237 MILLION IN CASH

Sale was effective as of the close of business on Thursday, December 9

JERSEY CITY, New Jersey (December 10, 2004) Knight Trading Group, Inc. (Nasdaq: NITE) today announced the closing of the sale of Knight's Derivative Markets business to a subsidiary of Citigroup, Inc. (NYSE: C). The sale was effective as of the close of business on December 9, 2004 for approximately $237 million in cash.

Under the terms of the agreement, Citigroup paid Knight approximately $237 million in cash at close for substantially all of the assets and the assumption of certain liabilities of Knight's Derivative Markets business operated by its subsidiaries Knight Financial Products LLC and Knight Execution Partners LLC. The final purchase price is subject to adjustment based on the adjusted book value of the Derivative Markets business at the time the deal closed. This transaction was originally announced on August 9, 2004.

Knight's equity investment in the International Securities Exchange was not included in, and will not be affected by, the transaction, but Citigroup did purchase Knight's membership rights on the exchange.

"I am pleased to announce the completion of the sale of Knight's Derivative Markets business to Citigroup," said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. "This transaction will allow Derivative Markets to capitalize on its potential as part of a larger company. Additionally, the sale will enable Knight to fulfill our long-term strategy of focusing on our Equity Markets and Asset Management business segments, which we believe present the best opportunities for Knight to meet our clients' needs. I wish all Derivative Markets employees well and thank them for their hard work and contributions during the years they have been with Knight."

Raymond James & Associates, Inc. acted as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Knight Trading Group.

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About Knight Trading Group
--------------------------
Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in equities. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the equity market. Knight also operates an asset management business for institutions and high net worth individuals. To be a valued partner, Knight strives to provide superior client service and will continue to tailor its offering to meet the needs of its clients. More information about Knight can be obtained at www.knighttradinggroup.com.


Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about Knight's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of Knight may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Knight also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents Knight files from time to time with the Securities and Exchange Commission.



CONTACTS    Margaret Wyrwas
            Senior Managing Director,
            Corporate Communications & Investor Relations
            201-557-6954 or mwyrwas@knighttrading.com

            Greta Morley
            Assistant Vice President,
            Marketing Communications & Public Relations
            201-557-6948 or gmorley@knighttrading.com

            Molly McDowell
            Analyst,
            Corporate Communications & Investor Relations
            201-356-1723 or mmcdowell@knighttrading.com